SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2007

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

(Former Name or Former Address, if Changed Since Last Report)

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(b) Effective February 23, 2007, Amper, Politziner & Mattia, P.C. has been appointed by the Board of Directors of Lithium Technology Corporation (the “Company”) to serve as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the years ended December 31, 2006, 2005 and 2004 and to review the interim financial statements of the Company as of March 31, 2007 and for subsequent periods. The Company has not consulted with Amper, Politziner & Mattia, P.C. during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding either (i) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided by Amper, Politziner & Mattia, P.C. that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement or event between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 27, 2007	LITHIUM TECHNOLOGY CORPORATION

	By:	/s/ Amir Elbaz
Amir Elbaz
Chief Financial Officer

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